PROSPECTUS SUPPLEMENT                     EXHIBIT 99.1
(To Prospectus dated July 3, 2003)        REGISTRATION NO.  333-54662



                       [RETAIL HOLDRS GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (sm) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (sm) Trust.

         The share amounts specified in the table in the "Highlights of Retail HOLDRS" section of the base prospectus shall be replaced with the following:


                                                                                                Primary
                                                                                     Share      Trading
                              Name of Company                         Ticker        Amounts     Market
           ------------------------------------------------------  --------------  ---------  ------------
           Albertson's, Inc.                                           ABS             8          NYSE
           Amazon.com, Inc.                                            AMZN            7         NASDAQ
           Best Buy Co., Inc.                                          BBY             6          NYSE
           Costco Wholesale Corporation                                COST            8         NASDAQ
           CVS Corporation                                             CVS             7          NYSE
           Federated Department Stores                                  FD             4          NYSE
           Kohl's Corporation                                          KSS             6          NYSE
           Limited Brands, Inc.                                        LTD             8          NYSE
           Lowe's Companies, Inc.                                      LOW            14          NYSE
           RadioShack Corporation                                      RSH             3          NYSE
           Safeway Inc.                                                SWY             9          NYSE
           Sears, Roebuck and Co.                                       S              6          NYSE
           Target Corporation                                          TGT            16          NYSE
           The Gap, Inc.                                               GPS            16          NYSE
           The Home Depot, Inc.                                         HD            40          NYSE
           The Kroger Co.                                               KR            15          NYSE
           The May Department Stores Company                           MAY             6          NYSE
           The TJX Companies, Inc.                                     TJX            10          NYSE
           Walgreen Co.                                                WAG            19          NYSE
           Wal-Mart Stores, Inc.                                       WMT            36          NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

             The date of this prospectus supplement is June 30, 2004.